Finisar Announces Sixth Consecutive Quarter of Revenue Growth

SUNNYVALE, CA -- (Marketwired - March 06, 2014) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its third fiscal quarter ended January 26, 2014.

COMMENTARY

"I am pleased to report third quarter revenues were $294.0 million, a new all-time record for Finisar. Revenues increased by $3.3 million, or 1.1%, over the second quarter and $55.7 million, or 23.4%, over the third quarter of the prior year. Revenues grew for the sixth consecutive quarter," said Jerry Rawls, Finisar's executive Chairman of the Board.

"During the quarter, we continued to make significant strides in new product development. We are scheduled to make several important product announcements and demonstrations at the Optical Fiber Conference trade show in San Francisco next week," said Eitan Gertel, Finisar's Chief Executive Officer.

         FINANCIAL HIGHLIGHTS - THIRD QUARTER ENDED January 26, 2014

Summary GAAP Results                           Third            Second
                                              Quarter           Quarter
                                               Ended             Ended
                                         January 26, 2014  October 27, 2013
                                         ----------------  ----------------
                                           (in thousands, except per share
                                                      amounts)

Revenues                                 $        294,018  $        290,722
Gross margin                                         35.9%             35.6%
Operating expenses                       $         72,593  $         73,264
Operating income                         $         33,096  $         30,109
Operating margin                                     11.3%             10.4%
Net income                               $         27,061  $         29,965
Income per share-basic                   $           0.28  $           0.31
Income per share-diluted                 $           0.26  $           0.29

Basic shares                                       96,394            95,941
Diluted shares                                    104,361           103,696

Summary Non-GAAP Results (a)                   Third            Second
                                              Quarter           Quarter
                                               Ended             Ended
                                         January 26, 2014  October 27, 2013
                                         ----------------  ----------------
                                           (in thousands, except per share
                                                      amounts)

Revenues                                 $        294,018  $        290,722
Gross margin                                         37.2%             37.1%
Operating expenses                       $         63,209  $         63,159
Operating income                         $         46,295  $         44,767
Operating margin                                     15.7%             15.4%
Net income                               $         44,993  $         43,767
Income per share-basic                   $           0.47  $           0.46
Income per share-diluted                 $           0.44  $           0.43

Basic shares                                       96,394            95,941
Diluted shares                                    104,361           103,696

_____________

 (a)In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Financial Statement Highlights for the third quarter of fiscal 2014:

  Revenues increased to $294.0 million, up $3.3 million, or 1.1%, from $290.7 million in the preceding quarter.
  The sale of products for datacom applications increased by $ 6.1 million, or 3.0%, compared to the preceding quarter.
  The sale of products for telecom applications decreased by $2.8 million, or (3.2)%, compared to the preceding quarter, primarily driven by the impact of one month of the annual price reductions for telecom products that typically take effect on January 1st.
  GAAP gross margin increased to 35.9% from 35.6% in the preceding quarter.
  Non-GAAP gross margin increased to 37.2% from 37.1% in the preceding quarter.
  GAAP operating income increased $3.0 million to $33.1 million, or 11.3% of revenues, compared to $30.1 million, or 10.4% of revenues in the preceding quarter.
  Non-GAAP operating income increased $1.5 million to $46.3 million, or 15.7% of revenues, compared to $44.8 million, or 15.4% of revenues, in the preceding quarter.
  Cash, cash equivalents and short term investments increased $238.2 million to $554.7 million at the end of the third quarter, compared to $316.5 million at the end of the preceding quarter, principally reflecting the net proceeds of approximately $255.0 million from a convertible debt offering completed during the quarter.
  During the quarter, the Company announced that it entered into an agreement under which Finisar would acquire 100% of the equity interests in u2t Photonics AG for approximately $20 million in cash, subject to certain adjustments and that Finisar would also assume net debt of approximately $7 million. This transaction closed on January 31st, one week into the fourth fiscal quarter.

OUTLOOK

Without taking into account the acquisition of u2t, the Company indicated that it currently expects revenues for the fourth quarter of fiscal 2014 to be in the range of $290 to $305 million; non-GAAP gross margin of approximately 36%, non-GAAP operating margin of approximately 13.8% to 14.8%, and non-GAAP earnings per diluted share to be in the range of approximately $0.38 to $0.42.

After taking into account the acquisition of u2t, including the elimination of any intercompany revenue or expense transactions with Finisar, the Company indicated that it currently expects revenues for the fourth quarter of fiscal 2014 to be in the range of $296 to $311 million, non-GAAP gross margin of approximately 35.5%, non-GAAP operating margin of approximately 12.8% to 13.8%, and non-GAAP earnings per diluted share to be in the range of approximately $0.36 to $0.40.

The Company expects the acquisition of u2t to be accretive to non-GAAP earnings per diluted share in approximately one year as it realizes cost and other synergies over time.

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, March 6, 2014, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-877-397-0298 (domestic) or +1-719-325-4770 (international) and enter conference ID 7659562.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 7659562 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the uncertainty of achieving anticipated cost savings and synergies in connection with the recently completed u2t acquisition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 24, 2013) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Nine Months Ended     Ended
                      --------------------  --------------------  ---------
                       January    January    January    January    October
                       26, 2014   27, 2013   26, 2014   27, 2013   27, 2013
                      ---------  ---------  ---------  ---------  ---------
Revenues              $ 294,018  $ 238,351  $ 850,808  $ 690,918  $ 290,722
Cost of revenues        187,368    168,377    546,638    496,001    186,168
Amortization of
 acquired developed
 technology                 961      1,930      3,735      5,202      1,181
                      ---------  ---------  ---------  ---------  ---------
Gross profit            105,689     68,044    300,435    189,715    103,373
Gross margin               35.9%      28.5%      35.3%      27.5%      35.6%
Operating expenses:
  Research and
   development           46,734     39,725    135,223    117,514     44,959
  Sales and marketing    10,911     10,398     35,038     31,291     12,322
  General and
   administrative        14,353     12,797     38,081     39,058     15,388
  Amortization of
   purchased
   intangibles              595      1,035      1,785      2,906        595
  Impairment of long-
   lived assets               -      4,886          -      4,886          -
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            72,593     68,841    210,127    195,655     73,264
                      ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations              33,096       (797)    90,308     (5,940)    30,109
Interest income             335        186        834        544        282
Interest expense         (1,663)      (648)    (2,582)    (2,045)      (367)
Other income
 (expenses), net         (1,873)      (275)      (890)      (295)       495
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes and
 non-controlling
 interest                29,895     (1,534)    87,670     (7,736)    30,519
Provision for income
 taxes                    2,827      2,153      4,816      1,733        568
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 non-controlling
 interest                27,068     (3,687)    82,854     (9,469)    29,951
Adjust for net
 (income) loss
 attributable to non-
 controlling interest        (7)       280        183        136         14
                      ---------  ---------  ---------  ---------  ---------
Net income (loss)
 attributable to
 Finisar Corporation  $  27,061  $  (3,407) $  83,037  $  (9,333) $  29,965
                      =========  =========  =========  =========  =========

Net income (loss) per
 share attributable
 to Finisar
 Corporation common
 stockholders:

  Basic               $    0.28  $   (0.04) $    0.87  $   (0.10) $    0.31
  Diluted             $    0.26  $   (0.04) $    0.82  $   (0.10) $    0.29

Shares used in
 computing net income
 (loss) per share -
 basic                   96,394     93,097     95,649     92,624     95,941
Shares used in
 computing net income
 (loss) per share -
 diluted                104,361     93,097    103,491     92,624    103,696

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                         January 26,  October 27,    July 28,    April 28,
                             2014         2013         2013         2013
                         -----------  -----------  -----------  -----------
                         (Unaudited)  (Unaudited)  (Unaudited)
                         -----------  -----------  -----------  -----------
         ASSETS
Current assets:
  Cash and cash
   equivalents           $   374,902  $   316,488  $   288,433  $   289,076
  Short-term held-to-
   maturity investments      179,847            -            -            -
  Accounts receivable,
   net                       195,442      186,486      171,823      149,612
  Accounts receivable,
   other                      24,274       25,890       34,386       16,538
  Inventories                247,126      231,235      207,029      200,670
  Prepaid expenses            22,764       20,902       19,533       18,402
                         -----------  -----------  -----------  -----------
    Total current assets   1,044,355      781,001      721,204      674,298
Property, equipment and
 improvements, net           247,394      231,022      213,044      201,442
Purchased intangible
 assets, net                  21,976       23,587       25,416       30,457
Goodwill                      90,986       90,986       90,986       90,986
Minority investments           2,041        1,841        1,711          884
Other assets                  21,034       16,946       12,954        9,780
                         -----------  -----------  -----------  -----------
    Total assets         $ 1,427,786  $ 1,145,383  $ 1,065,315  $ 1,007,847
                         ===========  ===========  ===========  ===========

     LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable       $    96,723  $    98,220  $    90,488  $    77,630
  Accrued compensation        46,402       48,182       32,001       31,492
  Other accrued
   liabilities                26,370       32,943       31,542       23,533
  Deferred revenue            15,620       14,235       12,582        9,182
  Short term debt              4,230        4,700            -            -
  Current portion of
   convertible notes          40,015       40,015            -            -
                         -----------  -----------  -----------  -----------
    Total current
     liabilities             229,360      238,295      166,613      141,837
Long-term liabilities:
  Convertible notes, net
   of current portion        210,029            -       40,015       40,015
  Other non-current
   liabilities                11,680       12,756       12,908       13,480
                         -----------  -----------  -----------  -----------
    Total liabilities        451,069      251,051      219,536      195,332
Stockholders' equity:
  Common stock                    97           96           96           94
  Additional paid-in
   capital                 2,440,849    2,377,198    2,363,514    2,350,146
  Accumulated other
   comprehensive income       18,980       27,315       22,397       28,525
  Accumulated deficit     (1,488,923)  (1,515,984)  (1,545,949)  (1,571,960)
                         -----------  -----------  -----------  -----------
    Finisar Corporation
     stockholders'
     equity                  971,003      888,625      840,058      806,805
  Non-controlling
   interest                    5,714        5,707        5,721        5,710
                         -----------  -----------  -----------  -----------
    Total stockholders'
     equity                  976,717      894,332      845,779      812,515
                         -----------  -----------  -----------  -----------
Total liabilities and
 stockholders' equity    $ 1,427,786  $ 1,145,383  $ 1,065,315  $ 1,007,847
                         ===========  ===========  ===========  ===========

Note - Balance sheet amounts as of April 28, 2013 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges);
  Impairment of long-lived assets (non-cash charges); and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Gains and losses related to minority investments (non-cash or non-recurring benefits or charges);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Amortization of debt issuance costs (non-cash charges);
  Debt extinguishment loss (non-cash charges);
  Non-controlling interest non-GAAP adjustment (non-cash and/or non-recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Nine Months Ended     Ended
                      --------------------  --------------------  ---------
                       January    January    January    January    October
                       26, 2014   27, 2013   26, 2014   27, 2013   27, 2013
                      ---------  ---------  ---------  ---------  ---------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $ 105,689  $  68,044  $ 300,435  $ 189,715  $ 103,373
Gross margin - GAAP        35.9%      28.5%      35.3%      27.5%      35.6%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory reserve        384        989         55      7,858      1,199
  Amortization of
   acquired
   technology               961      1,930      3,735      5,202      1,181
  Stock compensation      2,374      2,140      6,207      5,502      2,056
  Acquisition method
   accounting
   adjustment for
   sale of acquired
   inventory                  -          -          -      1,363          -
  Reduction in force
   costs                     34         17        104        801         47
  Acquisition related
   retention payment         62         73        194        146         70
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue
     adjustments          3,815      5,149     10,295     20,872      4,553
                      ---------  ---------  ---------  ---------  ---------
Gross profit - non-
 GAAP                   109,504     73,193    310,730    210,587    107,926
                      ---------  ---------  ---------  ---------  ---------
Gross margin - non-
 GAAP                      37.2%      30.7%      36.5%      30.5%      37.1%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income
 (loss) - GAAP           33,096       (797)    90,308     (5,940)    30,109
Operating margin -
 GAAP                      11.3%      -0.3%      10.6%      -0.9%      10.4%
Adjustments:
Total cost of revenue
 adjustments              3,815      5,149     10,295     20,872      4,553
Research and
 development
  Reduction in force
   costs                      -         11         28        188         16
  Acquisition related
   retention payment        190        213        571        435        190
  Stock compensation      3,995      2,601     11,589      8,940      4,069
Sales and marketing
  Acquisition related
   retention payment         17         17         51         37         17
  Stock compensation      1,369        885      3,935      2,964      1,382
General and
 administrative
  Reduction in force
   costs                    (82)        25        158         94        173
  Acquisition related
   retention payment        (11)       223      1,036        476        830
  Stock compensation      2,618      2,218      7,704      8,003      2,663
  Acquisition related
   costs                    591        731        940      1,152        124
  Litigation
   settlements and
   resolutions and
   related costs              5          -         10         13          -
  Shareholder class
   action and
   derivative
   litigation costs          97        180     (4,951)       189         46
Amortization of
 purchased
 intangibles                595      1,035      1,785      2,906        595
Impairment of long-
 lived assets                 -      4,886          -      4,886          -
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue and
     operating
     expense
     adjustments         13,199     18,174     33,151     51,155     14,658
                      ---------  ---------  ---------  ---------  ---------
Operating income -
 non-GAAP                46,295     17,377    123,459     45,215     44,767
                      ---------  ---------  ---------  ---------  ---------
Operating margin -
 non-GAAP                  15.7%       7.3%      14.5%       6.5%      15.4%

GAAP to non-GAAP
 reconciliation of
 income attributable
 to Finisar
 Corporation:
Net income (loss)
 attributable to
 Finisar Corporation
 - GAAP                  27,061     (3,407)    83,037     (9,333)    29,965
Adjustments:
Total cost of revenue
 and operating
 expense adjustments     13,199     18,174     33,151     51,155     14,658
Non-cash imputed
 interest expenses on
 convertible debt           927          -        927          -          -
Imputed interest
 related to
 restructuring               54        148        167        374         56
Other (income)
 expense, net
  Loss (gain) on sale
   of assets                (30)        38       (135)      (151)         5
  Gain related to
   minority
   investments                -          -       (743)         -          -
  Other miscellaneous
   income                    (3)      (101)        (5)      (261)        (2)
  Foreign exchange
   transaction (gain)
   or loss                2,200        431      2,559       (180)      (208)
  Amortization of
   debt issuance cost        76          -         76          -          -
  Debt extinguishment
   loss                       -          -          -        573          -
Provision for income
 taxes
  Income tax
   provision
   adjustments            1,327      1,107        621       (711)      (832)
Non-controlling
 interest non-GAAP
 adjustment                 182          -        374          -        125
                      ---------  ---------  ---------  ---------  ---------
Total adjustments        17,932     19,797     36,992     50,799     13,802
                      ---------  ---------  ---------  ---------  ---------
Net income
 attributable to
 Finisar Corporation
 - non-GAAP           $  44,993  $  16,390  $ 120,029  $  41,466  $  43,767
                      =========  =========  =========  =========  =========

Non-GAAP income
 attributable to
 Finisar Corporation  $  44,993  $  16,390  $ 120,029  $  41,466  $  43,767
Add: interest expense
 for dilutive
 convertible notes          539        539      1,617      1,618        539
                      ---------  ---------  ---------  ---------  ---------
Adjusted non-GAAP
 income attributable
 to Finisar
 Corporation          $  45,532  $  16,929  $ 121,646  $  43,084  $  44,306
                      =========  =========  =========  =========  =========

Non-GAAP income per
 share attributable
 to Finisar
 Corporation common
 stockholders
  Basic               $    0.47  $    0.18  $    1.25  $    0.45  $    0.46
  Diluted             $    0.44  $    0.17  $    1.18  $    0.44  $    0.43
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar Corporation
 common stockholders
  Basic                  96,394     93,097     95,649     92,624     95,941
  Diluted               104,361     99,094    103,491     98,891    103,696

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar Corporation  $  44,993  $  16,390  $ 120,029  $  41,466  $  43,767
Depreciation expense     15,960     13,306     44,508     39,123     14,621
Amortization                 94         86        282        559         94
Interest expense            347        314        654      1,127         29
Income tax expense        1,500      1,046      4,195      2,444      1,400
                      ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA       $  62,894  $  31,142  $ 169,668  $  84,719  $  59,911
                      =========  =========  =========  =========  =========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261